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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty-Six                        Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 29,       June 30,          June 29,      June 30,
                                                          2002           2001              2002          2001
                                                  ------------   ------------     -------------   -----------

Net income                                        $     20,762   $     19,287     $     12,248   $     10,933
                                                  ============   ============     ============   ============

Average number of common shares
    outstanding                                         16,223         17,007           16,252         16,989

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                606            430              662            426
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         16,829         17,437           16,914         17,415
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       1.23   $       1.11     $       0.72   $       0.63
                                                  ============   ============     ============   ============

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